Exhibit 99.1
1stDibs Reports Fourth Quarter and Full Year 2025 Financial Results

New York, NY — February 27, 2026 — 1stdibs.com, Inc. (NASDAQ: DIBS), a leading online marketplace for luxury design products ("1stDibs" or the "Company"), today reported financial results for its fourth quarter and year ended December 31, 2025.
Fourth Quarter 2025 Financial Highlights
•Net revenue was $23.0 million, an increase of 1% year-over-year.
•Gross profit was $16.9 million, an increase of 3% year-over-year.
•Gross margin was 73.5%, compared to 72.3% in the fourth quarter 2024.
•GAAP net loss was $1.0 million compared to a net loss of $5.2 million in the fourth quarter 2024.
•Non-GAAP Adjusted EBITDA and Adjusted EBITDA Margin was $1.3 million and 5.6%, respectively, compared to $(1.6) million and (7.2)%, respectively, in the fourth quarter 2024.
•Cash, cash equivalents and short-term investments totaled $95.0 million as of December 31, 2025.

Full Year 2025 Financial Highlights
•Net revenue was $89.6 million, an increase of 2% year-over-year.
•Gross profit was $65.4 million, an increase of 3% year-over-year.
•Gross margin was 73.0%, compared to 71.9% in the year ended December 31, 2024.
•GAAP net loss was $13.7 million, compared to $18.6 million in the year ended December 31, 2024.
•Non-GAAP Adjusted EBITDA and Adjusted EBITDA Margin was $(2.4) million and (2.7)%, respectively, compared to $(8.0) million and (9.1)%, respectively, in the year ended December 31, 2024.

“2025 was a year of accountability and execution, culminating in our first quarter of positive Adjusted EBITDA as a public company,” said David Rosenblatt, 1stDibs CEO. “While our top-line results reflect a challenging macro backdrop, our bottom line performance demonstrates the power of our strategic realignment and the strength of our brand. We enter 2026 focused on accelerating top-line growth, supported by a high-impact product roadmap designed to deepen our lead in the luxury market.”

"Our fourth quarter performance highlights the significant operating leverage inherent in our asset-light marketplace,” said Tom Etergino, 1stDibs Chief Financial Officer. “Through disciplined cost management and improved monetization, we achieved a meaningful Adjusted EBITDA inflection despite a constrained top-line environment. We exited 2025 with a structurally leaner cost base and high conviction in our 2026 plan, which targets positive full-year Adjusted EBITDA and free cash flow.”

Other Recent Business Highlights and Fourth Quarter Key Operating Metrics
•Gross Merchandise Value ("GMV") was $90.2 million, a decrease of 5% year-over-year.
•Number of Orders was approximately 33K, a decrease of 9% year-over-year.
•Active Buyers was approximately 61K, a decrease of 5% year-over-year.

Financial Guidance and Outlook
The Company’s first quarter 2026 guidance is below.

Q1 2026 Guidance
GMV	$86.5 million - $91.5 million
Net revenue	$22.1 million - $23.1 million
Adjusted EBITDA margin (non-GAAP)	0% - 4%

Actual results may differ materially from our Financial Guidance and Outlook as a result of, among other things, the factors described under “Forward-Looking Statements” below.
A GAAP reconciliation to our non-GAAP guidance measure (adjusted EBITDA) is not available on a forward-looking basis without unreasonable effort due to the potential variability and uncertainty of expenses that may be incurred in the future. Stock-based compensation expense is impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict and subject to change. We have provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for our historical non-GAAP financial results included in this press release.

Webcast Information
1stDibs will host a webcast to discuss its fourth quarter and year ended 2025 financial results today at 8:00 a.m. Eastern Time. Investors and participants can access the webcast at the 1stDibs Investor Relations website (investors.1stdibs.com). A replay of the webcast will be available through the same link following the webcast, for one year thereafter.

Disclosure Information
In compliance with disclosure obligations under Regulation FD, 1stDibs announces material information to the public through a variety of means, including filings with the Securities and Exchange Commission, press releases, company blog posts, public conference calls and webcasts, as well as the investor relations website.

Final Results
The financial results discussed herein are presented on a preliminary basis; final data will be included in 1stDibs's Annual Report on Form 10−K for the period ended December 31, 2025.

About 1stDibs
1stDibs is a leading online marketplace for connecting design lovers with highly coveted sellers and makers of vintage, antique, and contemporary furniture, home décor, art, jewelry, watches and fashion.

Investor Relations Contact:
Kevin LaBuz
investors@1stdibs.com

Forward-Looking Statements
This press release contains or references "forward-looking statements" and "forward-looking information" within the meaning of applicable federal and state securities laws (collectively, "forward-looking statements"). Forward-looking statements include statements relating to our financial guidance for the first quarter of 2026 and underlying assumptions; our ability to improve customer engagement and frequency; our ability to align our resources with strategic growth and profitability; and the impact of our marketing efforts. Any statements in this press release, other than statements of historical fact, including statements regarding our future results of operations and financial position, business strategy and plans, objectives of management for future operations, long term operating expenses, and expectations for capital requirements, may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as: "accelerate," "anticipate," "believe," "can," "contemplate," "continue," "could," "demand," "estimate," "expand," "expect," "focus," "intend," "may," "might," "objective," "ongoing," "opportunity," "outlook," "plan," "potential," "predict," "progress," "project," "should," "target," "will," "would," or the negative of these terms, or other comparable terminology or similar expressions intended to identify statements about the future.

These statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the following: (1) our continued efforts to lay the foundation for future growth and deepen our lead in the luxury market; (2) our focus on efficiency and steps to align our expenses to current demand and the impact thereof; (3) our progress towards reaccelerating sustainable growth, reducing our cost, increasing operating leverage, and re-engineering our cost base; and (4) our future results of operations and financial position, including our financial guidance and outlook and our targets for positive Adjusted EBITDA and free cash flow. We cannot guarantee that any forward-looking statement will be accurate. Forward-looking statements are based on current expectations of future events and if these prove to be inaccurate, actual results could vary materially from our expectations and projections. Investors are therefore cautioned not to place undue reliance on any forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to vary materially from those discussed or implied in the forward-looking statements. These risks and uncertainties include but are not limited to the following: (1) our ability to execute our business plan and strategies to achieve our strategic initiatives; (2) our ability to achieve future growth; (3) our ability to enhance GMV growth and shareholder value; (4) our ability to effectively manage and reduce operating costs, maintain a structurally leaner cost base, and realign investment priorities; (5) our ability to execute our stock repurchase program; and (6) macroeconomic conditions or geopolitical events or similar risks, as well as other risks, uncertainties, and other factors discussed in our filings with the Securities and Exchange Commission (the “SEC”), including our Form 10-K for the year ended December 31, 2024 and other periodic reports and filings we make with the SEC. We qualify all of our forward-looking statements by these cautionary statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, we cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. These forward-looking statements speak only as of the date of this press release and we undertake no obligation to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, or otherwise, except as required by law.

Key Operating Metrics Definitions
Gross Merchandise Value
We define Gross Merchandise Value ("GMV") as the total dollar value from items sold by our sellers through 1stDibs in a given month, minus cancellations within that month, and excluding shipping and U.S. sales taxes. GMV includes all sales reported to us by our sellers, whether transacted through the 1stDibs marketplace or reported as an offline sale. We view GMV as a measure of the total economic activity generated by our online marketplace, and as an indicator of the scale and growth of our online marketplace and the health of our ecosystem. Our historical performance for GMV may not be indicative of future performance in GMV.
Number of Orders
We define Number of Orders as the total number of orders placed or reported through the 1stDibs marketplace in a given month, minus cancellations within that month. Our historical performance for Number of Orders may not be indicative of future performance in Number of Orders.
Active Buyers
We define Active Buyers as buyers who have made at least one purchase through our online marketplace during the 12 months ended on the last day of the period presented, net of cancellations. A buyer is identified by a unique email address; thus an Active Buyer could have more than one account if they were to use a separate unique email address to set up each account. We believe this metric reflects scale, engagement and brand awareness, and our ability to convert user activity on our online marketplace into transactions. Our historical performance for Active Buyers may not be indicative of future performance in new Active Buyers.

1STDIBS.COM, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share and per share amounts)

	December 31, 2025	December 31, 2024
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$22,880	$25,964
Short-term investments	72,157	77,919
Accounts receivable, net of allowance for doubtful accounts of $72 and $13 at December 31, 2025 and 2024, respectively	422	490
Prepaid expenses	3,203	2,859
Receivables from payment processors	1,990	2,833
Other current assets	1,631	1,799
Total current assets	102,283	111,864
Restricted cash, non-current	3,704	3,657
Property and equipment, net	2,731	3,564
Operating lease right-of-use assets	16,665	19,728
Goodwill	4,306	4,232
Other assets	2,418	2,713
Total assets	$132,107	$145,758
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,765	$2,228
Payables due to sellers	6,649	8,605
Accrued expenses	9,461	11,475
Operating lease liabilities, current	4,447	4,186
Other current liabilities	2,059	1,965
Total current liabilities	24,381	28,459
Operating lease liabilities, non-current	14,141	17,970
Other liabilities	4	24
Total liabilities	38,526	46,453
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value; 10,000,000 shares authorized as of December 31, 2025 and 2024; zero shares issued and outstanding as of December 31, 2025 and 2024	—	—
Common stock, $0.01 par value; 400,000,000 shares authorized as of December 31, 2025 and 2024; 44,086,361 and 42,271,388 shares issued as of December 31, 2025 and 2024, respectively; and 36,848,301 and 35,827,866 shares outstanding as of December 31, 2025 and 2024, respectively	441	422
Treasury stock, at cost; 7,238,060 and 6,443,522 shares as of December 31, 2025 and 2024, respectively	(34,977)	(31,618)
Additional paid-in capital	474,288	463,224
Accumulated deficit	(346,018)	(332,352)
Accumulated other comprehensive loss	(153)	(371)
Total stockholders’ equity	93,581	99,305
Total liabilities and stockholders’ equity	$132,107	$145,758

1STDIBS.COM, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net revenue	$22,968	$22,770	$89,620	$88,257
Cost of revenue	6,081	6,311	24,182	24,831
Gross profit	16,887	16,459	65,438	63,426
Operating expenses:
Sales and marketing	5,871	10,504	31,088	38,084
Technology development	5,992	5,479	23,412	21,165
General and administrative	6,955	6,616	26,871	27,372
Provision for transaction losses	380	837	3,033	3,020
Total operating expenses	19,198	23,436	84,404	89,641
Loss from operations	(2,311)	(6,977)	(18,966)	(26,215)
Other income, net:
Interest income	925	1,247	3,990	5,942
Other, net	368	556	1,408	1,684
Total other income, net	1,293	1,803	5,398	7,626
Net loss before income taxes	(1,018)	(5,174)	(13,568)	(18,589)
Provision for income taxes	(23)	(36)	(98)	(44)
Net loss	$(1,041)	$(5,210)	$(13,666)	$(18,633)
Net loss per share—basic and diluted	$(0.03)	$(0.14)	$(0.38)	$(0.49)
Weighted average common shares outstanding—basic and diluted	36,639,618	36,327,939	36,096,469	37,820,400

1STDIBS.COM, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Year Ended December 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(13,666)	$(18,633)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,661	1,986
Stock-based compensation expense	14,055	14,776
Provision for transaction losses, returns and refunds	323	1,080
Amortization of operating lease right-of-use assets	3,637	3,423
Accretion of discounts and amortization of premiums on short-term investments, net	(450)	41
Other, net	66	174
Changes in operating assets and liabilities:
Accounts receivable	(65)	(228)
Prepaid expenses and other current assets	(552)	44
Receivables from payment processors	843	(163)
Other assets	159	(679)
Accounts payable and accrued expenses	(2,424)	(1,723)
Payables due to sellers	(1,956)	2,083
Operating lease liabilities	(4,141)	(3,259)
Other current liabilities and other liabilities	74	(1,832)
Net cash used in operating activities	(2,436)	(2,910)
Cash flows from investing activities:
Maturities of short-term investments	70,457	91,983
Sales of short-term investments	988	18,296
Purchases of short-term investments	(65,164)	(86,368)
Purchases of property and equipment	(763)	(1,922)
Other, net	—	302
Net cash provided by investing activities	5,518	22,291
Cash flows from financing activities:
Proceeds from exercise of stock options	743	817
Payments for repurchase of common stock	(3,359)	(27,743)
Payments for taxes related to net share settlement of stock-based compensation awards	(3,772)	(3,780)
Net cash used in financing activities	(6,388)	(30,706)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	269	(29)
Net decrease in cash, cash equivalents, and restricted cash	(3,037)	(11,354)
Cash, cash equivalents, and restricted cash at beginning of the period	29,621	40,975
Cash, cash equivalents, and restricted cash at end of the period	$26,584	$29,621

Non-GAAP Financial Measures
Adjusted EBITDA and Adjusted EBITDA Margin
In this press release, we provide Adjusted EBITDA, a non-GAAP financial measure that represents our net loss adjusted to exclude: (1) depreciation and amortization; (2) stock-based compensation expense; (3) other income, net; (4) provision for income taxes; (5) restructuring expenses; and (6) strategic alternative expenses. We also provide Adjusted EBITDA Margin, a non-GAAP financial measure that presents Adjusted EBITDA divided by net revenue. Below is a reconciliation of net loss, the most directly comparable GAAP financial measure, to Adjusted EBITDA.
We have included Adjusted EBITDA and Adjusted EBITDA Margin, which are non-GAAP financial measures, because they are key measures used by our management team to help us to assess our operating performance and the operating leverage in our business. We also use these measures to analyze our financial results, establish budgets and operational goals for managing our business, and make strategic decisions. We believe that Adjusted EBITDA and Adjusted EBITDA Margin help identify underlying trends in our business that could otherwise be masked by the effect of the income and expenses that we exclude from Adjusted EBITDA and Adjusted EBITDA Margin. Accordingly, we believe that these metrics provide useful information to investors and others in understanding and evaluating our results of operations, enhances the overall understanding of our past performance and future prospects, and allows for greater transparency with respect to key financial metrics used by our management in their financial and operational decision-making. We also believe that the presentation of these non-GAAP financial measures provides an additional tool for investors to use in comparing our core business and results of operations over multiple periods with other companies in our industry, many of which present similar non-GAAP financial measures to investors, and to analyze our operating performance.
The non-GAAP financial measures presented may not be comparable to similarly titled measures reported by other companies due to differences in the way that these measures are calculated. The non-GAAP financial measures presented should not be considered as the sole measure of our performance and should not be considered in isolation from, or as a substitute for, comparable financial measures calculated in accordance with GAAP. Further, these non-GAAP financial measures have certain limitations in that they do not include the impact of certain expenses that are reflected in our condensed consolidated statements of operations. Accordingly, these non-GAAP financial measures should be considered as supplemental in nature, and are not intended, and should not be construed, as a substitute for the related financial information calculated in accordance with GAAP. These limitations of Adjusted EBITDA and Adjusted EBITDA Margin include the following:
•The exclusion of certain recurring, non-cash charges, such as depreciation and amortization of property and equipment. While these are non-cash charges, we may need to replace the assets being depreciated in the future and Adjusted EBITDA does not reflect cash requirements for these replacements or new capital expenditure requirements;
•The exclusion of stock-based compensation expense, which has been a significant recurring expense and will continue to constitute a significant recurring expense for the foreseeable future, as equity awards are expected to continue to be an important component of our compensation strategy;
•The exclusion of other income, net, which includes interest income related to our cash, cash equivalents and short-term investments and realized and unrealized gains and losses on foreign currency exchange;
•The exclusion of discrete restructuring expenses such as severance and benefit costs from reductions in force and reorganizations that are fundamentally different in strategic nature from ongoing initiatives. We believe exclusion of these items facilitates a more consistent comparison of operating performance over time because they are distinct from ongoing operational costs; and

•The exclusion of strategic alternative expenses in connection with capital return strategies, buy- and sell-side mergers, acquisitions and partnerships which include integration costs, sale of a business or subsidiary.
Because of these limitations, you should consider Adjusted EBITDA and Adjusted EBITDA Margin alongside other financial performance measures, including net loss and our other GAAP results.
Free Cash Flow
Free cash flow is a non-GAAP financial measure defined as net cash from operating activities less purchases of property and equipment. We use free cash flow as a supplemental measure of liquidity and to evaluate our ability to generate cash from operations that can be used for strategic initiatives and working capital requirements.
We believe that free cash flow is an important financial measure for use in evaluating our financial performance. Free cash flow has limitations as it omits certain components of the consolidated statements of cash flows and does not represent the residual cash flow available for discretionary expenditures. Other companies may calculate free cash flow differently, which reduces its usefulness as a comparative measure. As a result of these limitations, free cash flow should be considered in addition to, rather than as a substitute for, net cash from operating activities as a measure of our liquidity and our other GAAP results.
The information in the tables below sets forth the non-GAAP financial measures along with the most directly comparable GAAP financial measures.

1STDIBS.COM, INC.
Reconciliation of Net Loss to Adjusted EBITDA
(Amounts in thousands)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net loss	$(1,041)	$(5,210)	$(13,666)	$(18,633)
Excluding:
Depreciation and amortization	389	547	1,661	1,986
Stock-based compensation expense	3,217	3,768	14,055	14,776
Other income, net	(1,293)	(1,803)	(5,398)	(7,626)
Provision for income taxes	23	36	98	44
Restructuring expenses	—	1,019	802	1,367
Strategic alternative expenses	—	—	—	77
Adjusted EBITDA (non-GAAP)	$1,295	$(1,643)	$(2,448)	$(8,009)
Divided by:
Net revenue	$22,968	$22,770	$89,620	$88,257
Adjusted EBITDA Margin (non-GAAP)	5.6%	(7.2)%	(2.7)%	(9.1)%

1STDIBS.COM, INC.
Reconciliation of Net Cash Provided by (Used In) Operating Activities to Free Cash Flow
(Amounts in thousands)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net loss	$(1,041)	$(5,210)	$(13,666)	$(18,633)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	389	547	1,661	1,986
Stock-based compensation expense	3,217	3,768	14,055	14,776
Provision for transaction losses, returns and refunds	(130)	96	323	1,080
Amortization of operating lease right-of-use assets	895	888	3,637	3,423
Accretion of discounts and amortization of premiums on short-term investments, net	(97)	2,013	(450)	41
Other, net	51	179	66	174
Changes in operating assets and liabilities:			—	—
Accounts receivable	370	78	(65)	(228)
Prepaid expenses and other current assets	1,206	969	(552)	44
Receivables from payment processors	1,680	444	843	(163)
Other assets	186	216	159	(679)
Accounts payable and accrued expenses	(1,354)	471	(2,424)	(1,723)
Payables due to sellers	(446)	(571)	(1,956)	2,083
Operating lease liabilities	(1,022)	(1,082)	(4,141)	(3,259)
Other current liabilities and other liabilities	367	(8)	74	(1,832)
Net cash provided by (used in) operating activities	$4,271	$2,798	$(2,436)	$(2,910)
Purchases of property and equipment	(86)	(251)	(763)	(1,922)
Free cash flow (non-GAAP)	$4,185	$2,547	$(3,199)	$(4,832)